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SUPPLEMENT TO PROSPECTUS
DATED NOVEMBER 12, 1999
158 SHARES OF KEYSTONE PROPERTY TRUST
COMMON STOCK $0.001 PAR VALUE

REGISTRATION NO. 333-67637

        On January 20, 2003, an aggregate of 118 OP Units were transferred by means of gift from James R. Mulvihill to Denver Academy (the "Donee"). Subsequently, all of the OP Units were converted by the Donee into Common Shares on a 1:1 basis.

        The above-referenced Prospectus is hereby supplemented to update the table of selling security holders as follows:

	Shares Owned Before Offering				Shares Owned After Offering
Name				Registered Shares
	Number		Percentage		Number	Percentage
James R. Mulvihill	365,351	(2)	4.12%	68,593	296,758	3.34%
Denver Academy	276		*	276	0	—

        The date of this Prospectus Supplement is February 27, 2003

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SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 12, 1999 158 SHARES OF KEYSTONE PROPERTY TRUST COMMON STOCK $0.001 PAR VALUE REGISTRATION NO. 333-67637